Exhibit 99.1

iParty Corp. Reports Net Income for Fiscal Year 2003

4th Quarter Net Income up 118%

DEDHAM, Mass.—(BUSINESS WIRE)—February 25, 2004—iParty Corp. (AMEX: IPT - news), a party goods retailer which operates 38 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com, today reported financial results for its fourth quarter and fiscal year 2003.

For the quarter, iParty Corp. reported consolidated revenues of $20.7 million, a 17.7% increase compared to $17.6 million for the fourth quarter of 2002.  This year’s fourth quarter revenues included a 12.6% increase in comparable store sales, defined as sales from those stores open for at least one full year, and the impact of three stores opened in the second half of 2003.  Consolidated gross profit margin for the quarter was 48.8% compared to a margin of 46.2% for the fourth quarter of 2002.  The Company reported a consolidated net income of $2.6 million, or $0.07 per basic share and $0.06 per diluted share for the quarter, compared to a consolidated net income of $1.2 million, or $0.03 per basic and diluted share, in the fourth quarter of 2002.

For the fiscal year ended December 27, 2003, iParty Corp. reported consolidated revenues of $56.7 million, an 8.7% increase compared to $52.2 million for 2002.  This fiscal year’s revenues included a 4.8% increase in comparable store sales.  Consolidated gross profit margin for the fiscal year was 44.0% compared to a margin of 41.7% for same period in 2002.  The Company reported a consolidated net income of $0.8 million, or $0.02 per basic and diluted share, compared to a consolidated net loss of $0.7 million, or $0.04 per basic and diluted share, for fiscal year 2002.

Sal Perisano, Chairman and Chief Executive Officer of iParty Corp., commented, “We are pleased to have earned a profit in 2003, our first profitable year as a public company.  These results were driven by strong sales in the fourth quarter, reflecting an excellent Halloween season.  For the full year we had a 4.8% comparable store sales increase, which follows a 6.0% increase in comparable store sales in 2002.  Reporting a comparable store sales increase in consecutive years and becoming profitable for the first time validates that we are executing our business plan and that our customers are embracing iParty as their source for party supplies.”

Mr. Perisano continued, “While we realize that we can continue to improve our operations in many ways, we feel that we have turned the corner and believe that we are now well-positioned to continue our growth.  We currently plan to open four to seven additional new stores during 2004.  We also plan to replace our current point-of-sale system during the coming year.  We believe that this system upgrade will further improve our ability to service our customers and provide certain operating efficiencies.  In spite of incurring certain pre-opening costs associated with opening new stores and replacing our point-of-sale system in 2004, we expect to be profitable for the year and we believe that we will be able to fund our growth and systems enhancements with cash from operations and borrowings from our existing bank line of credit.  We are looking forward to continuing our success in 2004, further establishing the iParty brand in those markets that we serve.”

During the fourth quarter of 2003, the Company’s composition of the Company’s Board of Directors changed such that the Board is no longer controlled by the holders of the convertible preferred stock or the designates of its preferred stockholders.  Accordingly, the Company has presented its convertible preferred stock in permanent equity on the attached balance sheet as of December 27, 2003.

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. (AMEX: IPT - news) is a party goods retailer which operates 38 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com.  iParty’s aim is to make throwing a successful event both stress-free and fun.  With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with a definitive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween.  iParty offers reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion.  Please visit our site at www.iparty.com.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:  This release contains forward-looking statements that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections, including those about the industry and markets in which iParty operates.  The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing iParty’s expectations or beliefs as of any date subsequent to the date of this press release.  Important factors that may affect future operating results include the effects of adverse changes in overall economic conditions, the success or failure of the Company’s efforts to implement its business strategy; the Company’s inability to obtain additional financing, if required; third-party suppliers’ failure to fulfill their obligations to the Company; unseasonable weather; intense competition; the availability of retail store space on reasonable lease terms; the failure of the Company’s systems or those of its third-party suppliers; general economic developments affecting consumer confidence or spending patterns, particularly in the New England region; compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-trade companies listed on the American Stock Exchange; and government regulation of the Internet.  For a discussion of these and other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-KSB/A and “Factors That May Affect Future Results” in the Company’s most recently filed Quarterly Report on Form 10-Q.

iPARTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended		For the twelve months ended
	Dec 27, 2003	Dec 28, 2002	Dec 27, 2003	Dec 28, 2002
Revenues	$20,725,654	$17,606,165	$56,697,246	$52,177,923
Operating costs:
Cost of products sold	10,606,896	9,463,639	31,758,625	30,420,475
Marketing and sales	5,566,114	5,168,988	18,027,299	16,195,066
General and administrative	1,821,205	1,537,971	5,855,065	5,578,605
Special charge	—	195,000	—	396,465

Operating income/(loss)	2,731,439	1,240,567	1,056,257	(412,688)

Interest expense, net	(36,033)	(48,532)	(208,067)	(271,881)

Income/(loss) before taxes	2,695,406	1,192,035	848,190	(684,569)

Income taxes	97,233	—	97,233	—

Net income/(loss)	$2,598,173	$1,192,035	$750,957	$(684,569)

Income/(loss) per share:
Basic	$0.07	$0.03	$0.02	$(0.04)
Diluted	$0.06	$0.03	$0.02	$(0.04)

Weighted-average shares outstanding:
Basic	36,688,228	37,852,593	36,683,142	16,219,436
Diluted	41,091,732	38,890,193	38,866,161	16,219,436

iPARTY CORP.

CONSOLIDATED BALANCE SHEETS

	Dec 27, 2003	Dec 28, 2002
ASSETS
Current assets:
Cash and cash equivalents	$2,442,471	$2,326,343
Restricted cash	533,284	371,952
Accounts receivable	487,934	445,988
Inventory, net	9,423,463	8,916,664
Prepaid expenses and other assets	483,925	294,370
Total current assets	13,371,077	12,355,317
Property and equipment, net	1,694,140	1,128,897
Other assets	86,763	331,669
Total assets	$15,151,980	$13,815,883

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$3,095,848	$2,752,311
Accrued expenses	2,306,902	1,867,496
Current portion of capital lease obligations	29,220	237,080
Borrowings under line of credit	3,760,671	3,476,738
Total current liabilities	9,192,641	8,333,625

Long-term liabilities:
Capital lease obligations, net of current portion	260	3,173
Other liabilities	406,209	678,932
Total long-term liabilities	406,469	682,105

Commitments and contingencies

Convertible preferred stock - $.001 par value; 10,000,000 shares authorized,
Series A convertible preferred stock - 1,000,000 shares authorized, issued and outstanding (aggregate liquidation value of $1,000,000 at December 28, 2002)	—	1,000,000
Series B convertible preferred stock - 1,150,000 shares authorized; 684,799 shares issued and outstanding in 2002 (aggregate liquidation value of $13,695,973 at December 28, 2002)	—	10,189,809
Series C convertible preferred stock - 100,000 shares authorized, issued and outstanding (aggregate liquidation value of $2,000,000 at December 28, 2002)	—	1,492,000
Series D convertible preferred stock - 250,000 shares authorized, issued and outstanding (aggregate liquidation value of $5,000,000 at December 28, 2002)	—	3,652,500
Series E convertible preferred stock - 533,333 shares authorized; 466,667 shares issued and outstanding in 2002 (aggregate liquidation value of $1,750,000 at December 28, 2002)	—	1,750,000
Series F convertible preferred stock - 114,286 shares authorized, issued and outstanding (aggregate liquidation value of $500,000 at December 28, 2002)	—	500,000
Total convertible preferred stock	—	18,584,309

Stockholders’ equity/(deficit):
Common stock - $.001 par value; 150,000,000 shares authorized; 18,780,204 and 16,996,570 shares issued and outstanding in 2003 and 2002, respectively	18,780	16,997
Convertible preferred stock - $.001 par value; 10,000,000 shares authorized,
Series A convertible preferred stock - 1,000,000 shares authorized, issued and outstanding (aggregate liquidation value of $1,000,000 at December 27, 2003)	1,000,000	—
Series B convertible preferred stock - 1,150,000 shares authorized; 611,080 shares issued and outstanding in 2003 (aggregate liquidation value of $12,221,600 at December 27, 2003)	9,092,870	—
Series C convertible preferred stock - 100,000 shares authorized, issued and outstanding (aggregate liquidation value of $2,000,000 at December 27, 2003)	1,492,000	—
Series D convertible preferred stock - 250,000 shares authorized, issued and outstanding (aggregate liquidation value of $5,000,000 at December 27, 2003)	3,652,500	—
Series E convertible preferred stock - 533,333 shares authorized; 389,439 shares issued and outstanding in 2003 (aggregate liquidation value of $1,460,396 at December 27, 2003)	1,460,396	—
Series F convertible preferred stock - 114,286 shares authorized, issued and outstanding (aggregate liquidation value of $500,000 at December 27, 2003)	500,000	—
Total convertible preferred stock	17,197,766	—

Additional paid-in capital	47,554,621	46,168,101
Accumulated deficit	(59,218,297)	(59,969,254)
Total stockholders’ equity/(deficit)	5,552,870	(13,784,156)

Total liabilities, convertible preferred stock and stockholders’ equity/(deficit)	$15,151,980	$13,815,883

Contact:

iParty Corp.

Patrick Farrell, 781-355-3717